UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2021, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 1,807,143 shares of common stock, $0.001 par value per share, at a public offering price of $7.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 271,071 shares of common stock at the public offering price, less underwriting discounts and commissions. The Company expects to receive approximately $12.65 million in net proceeds from the Offering (excluding the over-allotment option), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-231923), which was declared effective by the Securities Exchange Commission (the “SEC”) on June 21, 2019, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on March 12, 2021, and the final prospectus supplement filed with the SEC on March 15, 2021. The Offering is expected to close on or about March 16, 2021, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering to support the Company’s growth strategy and for working capital and general corporate purposes, including research and development expenses, and capital expenditures.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other provisions customary for transactions of this nature. All of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from March 12, 2021, subject to limited exceptions.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated herein by reference. In addition, on March 12, 2021, the Company issued a press release announcing that it had priced the Offering, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of Cyclace’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 12, 2021, by and between Cyclacel Pharmaceuticals, Inc. and Oppenheimer & Co. Inc.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release dated March 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

Dated: March 15, 2021	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer